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                                                                  Exhibit 10.5.1

THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH ON THE REVERSE.

                                PROMISSORY NOTE
                                   ISSUED BY
                              MR. NEHEMIA ZUCKER

                   6.32% Secured Non-Recourse Note due 2001

No. 1                                                                   $100,000

          Mr. Nehemia Zucker, an individual ("Maker"), for value received, hereby promises to pay to JFAX Communications, Inc., or registered assigns ("Holder"), the principal sum of $100,000 on March 31, 2001, together with additions to such original principal amount as specified below. The Maker shall also be responsible for interest on the unpaid principal of this Note, from April 11, 1997, provided that interest shall not be paid periodically, but instead shall be accrued and added to principal on a semi-annual compounding basis, on the last day of March and September each year, commencing in September 1997, and at the date the principal is to be paid, at the rate of 6.32% per annum. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. This Note may be prepaid by the Maker at any time prior to maturity, at the principal amount hereof, subject to increase of such principal amount as referred to herein.

          This Note is issued pursuant to the Employment Agreement, dated as of March 21, 1997, between Mr. Zucker (as Employee) and JFAX Communications, Inc. (as the Company) (the "Employment Agreement") and is subject to the provisions thereof.

          The indebtedness evidenced by this Note is, to the extent provided in the Employment Agreement, subject to the provisions stating that this Note is a non-recourse obligation of the Maker, with recourse solely against shares to be issued upon exercise of a certain stock option granted to the Maker, as provided in Paragraph 7 of the Employment Agreement and as described more fully below, and provisions permitting an extension of the maturity date of this Note in certain circumstances, or additions to the principal amount of this Note, both as provided in Paragraph 7 of the Employment Agreement. The Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.

          As provided in the Employment Agreement, the indebtedness represented by this Note shall be recourse only against shares to be issued upon exercise of a stock option granted to the Maker for forty shares of the common stock of JFAX Communications, Inc., exercisable at $1 per share. In
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case arrangements mutually satisfactory to the Maker and the Holder are not made for the payment of this Note at the maturity date hereof (subject to extension as mentioned above), or at such earlier date as the Maker wishes to exercise such option, then the Holder shall be entitled to cancel such option and the Maker agrees that he (and any of his successor(s) in interest) shall not be entitled to exercise the same and shall not attempt to exercise the same. In order to effectuate this provision, it is agreed by the Maker and the Holder, that the Holder will not issue shares issuable upon exercise of the Stock Option Agreement evidencing such stock option until such time as this Note is paid, or other arrangements mutually acceptable to the Maker and the Holder are agreed to. The Maker shall in no event be entitled to transfer such option except by will or intestate distribution, and these provisions with respect to such option and this Note shall be binding on any such successor(s) to the Maker. Upon any extension of the maturity date of this Note, or any additions to the principal amount of this Note (other than on account of the accrual of interest), the Maker shall execute and deliver to the Holder either a replacement Note (setting forth the applicable provisions of such extension or addition) or an appropriate addendum to this Note.

          The undersigned Maker hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.


IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed.


Dated: April 11, 1997



                                  /s/ Nehemia Zucker
                                  ---------------------------------------------
                                      Nehemia Zucker


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE THEREWITH.

THE HOLDER OF THIS NOTE SHALL NOT BE ENTITLED TO TRANSFER IT WITHOUT THE PRIOR WRITTEN CONSENT OF THE MAKER. HOWEVER, THE MAKER AGREES THAT HE WILL NOT UNREASONABLY WITHHOLD HIS CONSENT IN THE CASE OF ANY TRANSFER IN CONNECTION WITH ANY MERGER, CONSOLIDATION, OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS BY THE HOLDER, OR OTHER SIMILAR CORPORATE RESTRUCTURING TRANSACTION.

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